UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2022

TTEC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

9197 S. Peoria Street, Englewood, CO 80112-5833

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable
(Former name or former address if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of TTEC Holdings, Inc., $0.01 par value per share	TTEC	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of TTEC Holdings’ President

On November 9, 2022, TTEC Holdings, Inc. (“TTEC” or “Company”) announced the appointment of Ms. Michelle “Shelly” Swanback, 53, as President, TTEC Holdings, Inc. In this role, Ms. Swanback will have the overarching responsibility for corporate functions of the Company. She will also continue in her role as Chief Executive Officer for TTEC Engage, the Company’s digitally enabled customer experience as a service (“CXaaS”) business segment.

Ms. Swanback joined TTEC in May, 2022 as Chief Executive Officer, TTEC Engage. Prior to TTEC, she was president, Product and Platform for Western Union (NYSE:WU), and served as group operating officer at Accenture Digital between 2014 and 2020; between 2011 and 2014, she led Accenture Technology, North America. Ms. Swanback is a member of the board of directors for WillisTowersWatson (NASDAQ:WTW), a multinational risk management, insurance brokerage and advisory company. She holds a bachelor’s degree in Finance and Computer Information Systems from Colorado State University.

At this time, there are no changes to Ms. Swanback’s compensation arrangements with the Company in connection with her appointment as TTEC Holdings, Inc.’s President; should this change, TTEC will make appropriate disclosures as it is required under relevant regulations. Ms. Swanback does not have any related party relationships with any of the Company’s directors or other executive officers and is not party to any transactions listed in Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

Appointment of CEO for TTEC Digital Business Segment

On November 9, 2022, the Company also announced the appointment of Mr. David J. Seybold as Chief Executive Officer for TTEC Digital, its customer experience (“CX”) technology services business segment.

Mr. Seybold’s tenure with the Company starts on November 28, 2022.

Prior to joining TTEC, Mr. Seybold, 57, was Chief Executive Officer, Americas for Atos SE, a Euronext listed technology transformation company. Between 2015 and 2021, he served as the president, North America and chief operating officer for Avanade (a Microsoft – Accenture joint venture); and prior to that, Mr. Seybold spent more than 26 years in various senior executive roles for IBM (IBM:NYSE). He holds a bachelor’s degree in Quantitative Business Analysis and a degree in Economics from Penn State University; a master’s of science degree in Operations Management and an MBA from the University of Maryland, Robert H. Smith School of Business.

Mr. Seybold does not have any related party relationships with any of the Company’s directors or other executive officers and is not party to any transactions listed in Item 404(a) of Regulation S-K.

On November 9, 2022, TTEC issued a press release announcing the appointments of Ms. Swanback as TTEC Holdings, Inc.’s President and Mr. David J. Seybold as Chief Executive Officer for TTEC Digital. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated November 9, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TTEC Holdings, Inc.
(Registrant)

Date: November 9, 2022	By:	/s/ Margaret B. McLean
Margaret B. McLean General Counsel & Chief Risk Officer